                               LOAN AGREEMENT

     This Agreement, made as of the 22nd day of December, 1994, by and among First National Bank of Omaha ("BANK"), a national banking association with principal offices in Omaha, Nebraska; TRANSTERRA CO. ("BORROWER"), a Nebraska corporation with principal offices in Omaha, Nebraska; AmeriTrade, Inc. ("AMERITRADE"), a Nebraska corporation with principal offices in Omaha, Nebraska; and John Joe Ricketts ("GUARANTOR"), a resident of Douglas County, Nebraska.

     This Agreement is executed contemporaneously with a revolving promissory note in the amount of $500,000.00 ("REVOLVING NOTE") in the form attached hereto as Exhibit A, a term promissory note in the amount of $1,900,000.00, ("TERM NOTE") in the form attached hereto as Exhibit B (which, together with any renewals, extensions, or modifications thereof are collectively called "NOTES") of even date in favor of BANK by BORROWER, which are guaranteed by GUARANTOR. The NOTES shall specify the manner of principal and interest payments and rate of interest accrual. As collateral for the NOTES, BORROWER has pledged a security interest in 7,559 shares of AMERITRADE capital stock as evidenced by a pledge agreement in the form attached hereto as Exhibit C.

     AMERITRADE is a wholly owned subsidiary of BORROWER. AMERITRADE has an interest in assuring that BORROWER obtains the loan proceeds from the TERM NOTE, to allow the investment by BORROWER in Roundtable Partners. In consideration of BANK lending such funds to BORROWER, AMERITRADE enters into this Agreement.

     Now, Therefore, in consideration for the NOTES, and their mutual promises made herein, the parties agree as follows:

1.   MINIMUM NET CAPITAL.

     AMERITRADE shall, at all times until full repayment to BANK of any and all indebtedness due to BANK as the result of the NOTES, maintain net capital in excess of Three Million Seven Hundred Thousand ($3,700,000.00) Dollars. Said net capital is to be calculated according to United States Securities and Exchange Commission Rule 15c 3-1. Failure to maintain such minimum net capital shall constitute a default sufficient to allow BANK, at its option, to accelerate the loan obligation represented by the NOTES.

2.   MINIMUM ALTERNATE NET CAPITAL.

     AMERITRADE shall maintain at all times until full repayment of all indebtedness due to BANK by BORROWER, a minimum 5% alternate net capital requirement of aggregate debit items as determined by United States Securities and Exchange Commission Rule 15c-3. Though the Securities and Exchange Commission requires AMERITRADE to maintain an alternate net capital requirement of 2% of such debit items, nonetheless, AMERITRADE agrees to maintain a minimum 5% alternate capital requirement. Failure to maintain such minimum net capital requirement shall constitute a default sufficient to allow BANK, at its option, to accelerate the loan obligation represented by the NOTES.

3.   CERTIFICATION OF CAPITAL COMPLIANCE.

     AMERITRADE and BORROWER shall provide monthly certification of AMERITRADE'S compliance with the alternate minimum capital requirement by providing to BANK a signed copy of the documents furnished to the Securities and Exchange Commission, wherein AMERITRADE computes alternate capital requirements pursuant to United States Securities and Exchange Commission Rule 15c 3-1 and computation of determination of reserve requirement pursuant to United States Securities and Exchange Commission Rule 15c 3-3.

4.   MINIMUM NET WORTH.

     BORROWER shall, at all times until full repayment to BANK of any and all indebtedness due to BANK as the result of the NOTES, maintain net worth in excess of Seven Million Five Hundred Thousand ($7,500,000.00) Dollars. Said net worth is to be calculated according to generally accepted accounting principles ("GAAP"). Failure to maintain such minimum net worth shall constitute a default in repayment sufficient to allow BANK, at its option, to accelerate the loan obligation represented by the NOTES.

5.   BORROWING PROHIBITION.

     Neither AMERITRADE nor BORROWER shall borrow additional funds during the term of the loan evidenced by the NOTES, except such loans and borrowings as are collateralized only by AMERITRADE'S securities, unless such additional borrowings are approved in writing by BANK.

6.   ALL ISSUED STOCK.

     GUARANTOR, BORROWER and AMERITRADE warrant that the capital stock of AMERITRADE transferred by the pledge agreement dated April 24, 1992 to BANK constitutes all of the issued and outstanding capital stock of AMERITRADE.

7.   NEGATIVE PLEDGE.

     Neither GUARANTOR nor BORROWER shall directly, or indirectly, sell, pledge, convey, or otherwise dispose of any shares of capital stock, nor all or any substantial part of such entity's assets.

8.   MONTHLY FINANCIAL STATEMENTS.

     AMERITRADE and BORROWER shall provide within twenty days after the close of each monthly accounting period in each fiscal year income statements for such month and balance sheets as of the close of such month in reasonable detail, subject to normal year-end audit adjustments prepared in accordance with GAAP.

9.   ANNUAL FINANCIAL AUDITS.

     AMERITRADE and BORROWER shall provide BANK within ninety days after the close of each fiscal year income statements of such fiscal year and balance sheets as of the close of such fiscal year in reasonable detail, subject to normal year-end audit adjustments prepared in accordance with GAAP.

10.  COMMITMENT FEE.

     BORROWER shall pay to BANK on a quarterly basis a fee computed daily at rate of one-half percent (1/2%) of the difference between the maximum borrowing available under the REVOLVING LOAN and paid for the actual days elapsed.

11.  DEFAULT.

     If one or more of the following events shall have occurred and be continuing:

          a. BORROWER shall fail to pay when due to BANK any sum required by NOTES;

          b. BORROWER, GUARANTOR, or AMERITRADE shall fail to observe any covenant contained herein or in any other document executed in connection with the NOTES;

          c. Any material representation, warranty, certification or statement made by BORROWER, AMERITRADE or GUARANTOR in this Agreement or in any document delivered pursuant to this Agreement shall prove to be incorrect in any material respect when made or deemed made, then, in such event, at the option of BANK, without further notice to BORROWER, AMERITRADE or GUARANTOR, the NOTES, together with accrued interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by BORROWER, AMERITRADE, and GUARANTOR.

12.  CONSENT AND RATIFICATION.

     GUARANTOR consents to this Agreement, and by his execution hereof ratifies and confirms his executed written guarantee of BORROWER'S obligations.

In witness whereof the parties set their hands as of the date first written above.

TransTerra Co.                    AmeriTrade, Inc.



by  /s/ John J. Ricketts          by  /s/ John J. Ricketts
   ---------------------------       --------------------------------
Its     Chairman                  Its     Chairman
     -------------------------         ------------------------------


First National Bank of Omaha


by  /s/ James P. Bonham
   ---------------------------
Its       Vice President
    --------------------------


    /s/ John J. Ricketts
------------------------------
John Joe Ricketts, Guarantor







g:loanagrmt/TERRA